Exhibit 107

Calculation of Filing Fee Table

Form S-4

(Form Type)

VOLATO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Class A common stock, $0.0001 par value per share	457(f)(1)	20,498,069	(1)	$0.06585	(2)	$1,349,797.84	0.00013810	$186.41	-	-	-
Fees Previously Paid	Equity	Class A common stock, $0.0001 par value per share	457(f)(1)	57,718,662	(1)	$0.0982	(3)	$5,667,972.61	0.00013810	$782.75	-	-	-

Carry Forward Securities
Carry Forward Securities	-	-	-	-		-		-	-	-	-	-	-
	Total Offering Amounts							$7,017,770.45		$969.16
	Total Fees Previously Paid									782.75
	Total Fee Offsets									$-
	Net Fee Due									$186.41

(1)	Consists of 78,216,731 shares of Class A common stock issuable to M2i Global’s stockholders upon the closing of the Merger, as described in the proxy statement/prospectus. Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share subdivisions, share dividends or similar transactions.

(2)	The proposed maximum offering price per share and the proposed maximum aggregate offering price was estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(f)(1) and Rule 457(c) under the Securities Act using the average of the high and low prices of M2i Global’s common stock as reported on January 7, 2026.

(3)	The proposed maximum offering price per share and the proposed maximum aggregate offering price was estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(f)(1) and Rule 457(c) under the Securities Act using the average of the high and low prices of M2i Global’s common stock as reported on December 8, 2025.